Exhibit 99.1

TELETECH ANNOUNCES FOURTH QUARTER AND FULL YEAR

2015 FINANCIAL RESULTS

Fourth Quarter 2015 Results

Revenue was $341.8 Million ($357.0 Million Non-GAAP Constant Currency);

Operating Income was $25.1 Million, 7.3 Percent of Revenue

(8.8 Percent Non-GAAP Constant Currency);

Fully Diluted EPS was 35 Cents (47 Cents Non-GAAP)

Signed $117 Million in New Business

Provides Outlook for Full Year 2016 Revenue and Operating Income

Denver, Colo., March 14, 2016 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced financial results for the fourth quarter and full year ended December 31, 2015. The Company also filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission for the year ended December 31, 2015.

“In 2015, we achieved another year of strong bookings, signed new marquee clients, expanded our integrated suite of offerings, and launched several innovative products,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “On a non-GAAP constant currency basis, we reported year-over-year growth in revenue, operating income, cash flow from operations, and earnings per share. In addition, our three emerging segments performed well, with particular top and bottom line strength coming from our digitally-enabled Customer Growth Services and cloud-based Customer Technology Services segments.”

Tuchman continued, “The market is ripe for our integrated customer experience managed services platform and we have the elements to accelerate market leadership. As we move into 2016, we are keenly focused on deepening and growing our client relationships, strengthening our heritage core offerings, investing in cloud delivery and digital innovation, executing on strategic acquisitions, and returning value to our shareholders through share repurchases and dividends.”

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

FULL YEAR 2015 FINANCIAL HIGHLIGHTS

Revenue

•         Full year 2015 GAAP revenue was $1.287 billion compared to $1.242 billion in 2014.

•         On a non-GAAP constant currency basis, 2015 revenue grew 8.8 percent to $1.351 billion over the prior year. Organic growth was 6.5 percent.

Income from Operations

•         Full year 2015 GAAP income from operations was $90.2 million or 7.0 percent of revenue compared to $96.5 million or 7.8 percent of revenue in 2014.

•         2015 income from operations on a non-GAAP constant currency basis, adjusted for $9.9 million in restructuring charges and asset impairments, was $115.0 million, representing 8.5 percent of adjusted revenue versus 8.1 percent the prior year.

Earnings Per Share

•         Full year 2015 GAAP fully diluted earnings per share attributable to TeleTech shareholders was $1.26 compared to $1.44 in 2014.

•         Non-GAAP fully diluted earnings per share was $1.48 compared to $1.43 in the prior year.

Bookings

•         During the full year 2015, TeleTech signed an estimated $470 million in annualized contract value revenue from new and expanded client relationships, a seven percent increase over the prior year. The bookings mix was diversified across all verticals with approximately 80 percent from existing clients, 56 percent from emerging businesses, and 15 percent outside of the United States.

FOURTH QUARTER 2015 FINANCIAL HIGHLIGHTS

Revenue

•         Fourth quarter 2015 GAAP revenue increased 1.1 percent to $341.8 million compared to $338.2 million in the prior year period.

•         Non-GAAP constant currency revenue increased 5.6 percent to $357.0 million over the prior year.

Income from Operations

•         Fourth quarter 2015 GAAP income from operations was $25.1 million, or 7.3 percent of revenue, compared to $30.1 million, or 8.9 percent of revenue in the fourth quarter 2014.

•         Non-GAAP constant currency income from operations, adjusted for $5.2 million in restructuring charges and asset impairments, was $31.3 million or 8.8 percent of revenue.

Earnings Per Share

•         Fourth quarter 2015 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 35 cents compared to 44 cents in the same period last year.

•         Non-GAAP fully diluted earnings per share was 47 cents compared to 46 cents in the prior year.

Bookings

•         During the fourth quarter 2015, TeleTech signed an estimated $117 million in annualized contract value revenue from new and expanded client relationships, a 17 percent increase over the prior year quarter. The bookings mix was diversified across all verticals with 84 percent from existing clients, 45 percent from emerging businesses, and 20 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•         As of December 31, 2015, TeleTech had cash and cash equivalents of $60.3 million and $107.3 million of total debt, resulting in a net debt position of $47.0 million.

•         As of December 31, 2015, TeleTech had approximately $415 million of additional borrowing capacity available under its revolving credit facility.

•         Cash flow from operations in the fourth quarter 2015 was $17.6 million compared to $32.2 million in the fourth quarter 2014.

•         Capital expenditures in the fourth quarter 2015 were $17.4 million compared to $15.4 million in the fourth quarter 2014.

•         TeleTech repurchased twenty three thousand shares of common stock during the fourth quarter 2015 for a total cost of $0.6 million. For full-year 2015, TeleTech repurchased 686 thousand shares for a total cost of $17.2 million. As of December 31, 2015, $19.6 million was authorized for future share repurchases.

On February 18, 2016, TeleTech’s Board of Directors increased the authorized share repurchase allowance by an incremental $25 million.

•         TeleTech paid a semi-annual dividend of $0.18 per share on October 14, 2015 to shareholders of record on September 30, 2015.

On February 18, 2016, TeleTech’s Board of Directors declared an increase in the semi-annual dividend to $0.185 per share, payable on April 15, 2016 to shareholders of record on March 31, 2016.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•         In the fourth quarter 2015, the CMS segment revenue was $238.3 million, down 4.7 percent compared to $250.1 million in the year ago quarter. Income from operations was $14.1 million or 5.9 percent of revenue compared to $20.8 million or 8.3 percent in the prior year.

•         Non-GAAP constant currency revenue increased 0.4 percent over the year ago period and income from operations, adjusted for $2.3 million in restructuring charges and asset impairments, was $17.1 million or 6.8 percent of adjusted revenue. This compares to $22.0 million or 8.8 percent of revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•         CGS fourth quarter 2015 revenue grew 33.8 percent to $38.6 million compared to $28.9 million in the year ago quarter. Income from operations was $1.2 million, or 3.1 percent of revenue compared to $1.9 million or 6.4 percent in the prior year.

•         Non-GAAP constant currency revenue increased 38.6 percent over the year ago period and income from operations, adjusted for $2.9 million in restructuring charges and asset impairments, was $4.5 million or 11.2 percent. This compares to $1.9 million or 6.5 percent of revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•         CTS fourth quarter 2015 revenue grew 17.5 percent to $41.7 million compared to $35.5 million in the year ago quarter. Income from operations was $4.3 million or 10.3 percent of revenue compared to $2.9 million or 8.1% in the prior year.

•         Non-GAAP constant currency revenue increased 17.6 percent over the year ago period and income from operations was $4.1 million or 9.9 percent of revenue. This compares to $3.3 million or 9.2 percent of revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•         CSS fourth quarter 2015 revenue decreased 2.0 percent to $23.2 million from $23.7 million in the year ago quarter. Income from operations was $5.5 million or 23.8 percent of revenue, an increase from 19.2 percent in the prior year.

•         Non-GAAP constant currency revenue increased 1.4 percent over the year ago period and income from operations was $5.6 million or 23.4 percent of revenue. This compares to $4.9 million or 20.8 percent of revenue in the prior year.

BUSINESS OUTLOOK

“The race is on for companies across the globe to deliver experiences that set them apart from their competition. Forward thinking, value-oriented brands are increasingly selecting TeleTech as their go-to-partner for customer experience transformation,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “The accelerating growth rate of our emerging businesses is confirmation of the market demand for innovative approaches to customer experience. With continued growth in bookings alongside new product launches and an expanding international footprint, we expect to continue to advance our progress in transforming our financial model with higher revenue growth rates and operating margins.”

Paolillo continued, “We estimate a 2016 constant currency revenue growth rate between 6.75 and 7.50 percent, which assumes an estimated three percentage points of adverse impact from foreign exchange rate movements. Our emerging Customer Strategy, Technology and Growth businesses are estimated to collectively grow revenue in the low to mid double digits, while our Customer Management business will be in the low to mid single digits, before adjusting for an approximate three percent adverse impact from foreign exchange. We expect 46 percent of our revenue and operating income in the first half of 2016 with the balance in the second half.”

TeleTech full year 2016 guidance as follows:

•         Revenue — GAAP revenue estimated between $1.335 and $1.345 billion, reflecting an approximate three percent adverse impact from foreign exchange rate movements.

•         Operating Income Margin — GAAP operating income margin estimated to range between 8.1 and 8.3 percent, reflecting an approximate 20 basis points adverse impact from foreign exchange movements.

•         Capital Expenditures — Capital expenditures are estimated to approximate 4.5 percent of revenue.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on March 15, 2016 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 44,000 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, continuation of client relationships, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue	$341,816	$338,170	$1,286,755	$1,241,781

Operating Expenses:
Cost of services	245,668	240,146	928,247	886,492
Selling, general and administrative	48,575	50,537	194,606	198,553
Depreciation and amortization	17,279	15,386	63,808	56,538
Restructuring charges, net	185	1,600	1,814	3,350
Impairment losses	5,034	373	8,100	373
Total operating expenses	316,741	308,042	1,196,575	1,145,306

Income From Operations	25,075	30,128	90,180	96,475

Other income (expense)	(590)	2,138	(4,291)	3,984

Income Before Income Taxes	24,485	32,266	85,889	100,459

Provision for income taxes	(6,566)	(8,971)	(20,004)	(23,042)

Net Income	17,919	23,295	65,885	77,417

Net income attributable to noncontrolling interest	(916)	(1,329)	(4,219)	(5,124)

Net Income Attributable to TeleTech Stockholders	$17,003	$21,966	$61,666	$72,293

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.35	$0.45	$1.27	$1.47

Diluted	$0.35	$0.44	$1.26	$1.44

Income From Operations Margin	7.3%	8.9%	7.0%	7.8%
Net Income Attributable to TeleTech Stockholders Margin	5.0%	6.5%	4.8%	5.8%
Effective Tax Rate	26.8%	27.8%	23.3%	22.9%

Weighted Average Shares Outstanding
Basic	48,439	48,714	48,370	49,297
Diluted	48,853	49,514	49,011	50,102

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue:
Customer Management Services	$238,257	$250,076	$913,272	$923,497
Customer Growth Services	38,642	28,889	129,021	115,434
Customer Technology Services	41,671	35,475	157,606	139,182
Customer Strategy Services	23,246	23,730	86,856	63,668
Total	$341,816	$338,170	$1,286,755	$1,241,781

Income From Operations:
Customer Management Services	$14,062	$20,851	$58,018	$76,792
Customer Growth Services	1,186	1,854	3,077	7,255
Customer Technology Services	4,306	2,878	13,339	4,519
Customer Strategy Services	5,521	4,545	15,746	7,909
Total	$25,075	$30,128	$90,180	$96,475

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$60,304	$77,316
Accounts receivable, net	283,474	276,432
Other current assets	71,294	91,735
Total current assets	415,072	445,483

Property and equipment, net	168,289	150,212
Other assets	259,966	256,780

Total assets	$843,327	$852,475

LIABILITIES AND EQUITY
Total current liabilities	$206,906	$198,631
Other long-term liabilities	191,473	187,780
Mandatorily redeemable noncontrolling interest	4,131	2,814
Total equity	440,817	463,250

Total liabilities and equity	$843,327	$852,475

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of Revenue:

Revenue	$341,816	$338,170	$1,286,755	$1,241,781
Changes due to foreign currency fluctuations (1)	15,169		63,746
Non-GAAP Revenue	$356,985	$338,170	$1,350,501	$1,241,781

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$17,003	$21,966	$61,666	$72,293
Interest income	(213)	(224)	(1,090)	(1,769)
Interest expense	1,827	1,749	7,538	6,946
Provision for income taxes	6,566	8,971	20,004	23,042
EBIT	$25,183	$32,462	$88,118	$100,512

Depreciation and amortization	17,279	15,386	63,808	56,538

EBITDA	$42,462	$47,848	$151,926	$157,050

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$17,919	$23,295	$65,885	$77,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,279	15,386	63,808	56,538
Other	(17,612)	(6,498)	4,057	(39,865)
Net cash provided by operating activities	17,586	32,183	133,750	94,090

Less - Total Capital Expenditures	17,411	15,407	66,595	67,641

Free Cash Flow	$175	$16,776	$67,155	$26,449

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$25,075	$30,128	$90,180	$96,475
Restructuring charges, net	185	1,600	1,814	3,350
Impairment losses	5,034	373	8,100	373

Non-GAAP Income from Operations	$30,294	$32,101	$100,094	$100,198

Non-GAAP Income from Operations Margin	8.9%	9.5%	7.8%	8.1%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$17,003	$21,966	$61,666	$72,293
Add: Asset impairment and restructuring charges, net of related taxes	3,828	1,342	6,629	2,456
Add: Changes in acquisition contingent consideration, net of related taxes	208	(949)	313	(2,804)
Add: Changes in valuation allowance and returns to provision adjustments	2,110	272	3,868	(126)

Non-GAAP Net Income Attributable to TeleTech stockholders	$23,149	$22,631	$72,476	$71,819

Diluted shares outstanding	48,853	49,514	49,011	50,102

Non-GAAP EPS Attributable to TeleTech stockholders	$0.47	$0.46	$1.48	$1.43

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$17,003	$21,966	$61,666	$72,293
Interest income	(213)	(224)	(1,090)	(1,769)
Interest expense	1,827	1,749	7,538	6,946
Provision for income taxes	6,566	8,971	20,004	23,042
Depreciation and amortization	17,279	15,386	63,808	56,538
Asset impairment and restructuring charges	5,219	1,973	9,914	3,723
Changes in acquisition contingent consideration	(278)	(2,719)	26	(6,629)
Equity-based compensation expenses	2,735	2,276	11,304	11,307

Non-GAAP EBITDA	$50,138	$49,378	$173,170	$165,451

(1) Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

FOURTH QUARTER

(three months end, December 31, 2015)

Revenue

		GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$238,257	$12,882	$251,139
	YoY Growth Rate:	-4.7%		0.4%

CGS		$38,642	$1,399	$40,041
	YoY Growth Rate:	33.8%		38.6%
CTS		$41,671	$64	$41,735
	YoY Growth Rate:	17.5%		17.6%
CSS		$23,246	$824	$24,070
	YoY Growth Rate:	-2.0%		1.4%
Emerging Businesses		$103,559	$2,287	$105,846
	YoY Growth Rate:	17.6%		20.2%

Company (Consolidated)		$341,816	$15,169	$356,985
	YoY Growth Rate:	1.1%		5.6%

Operating Income

		Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$16,356	$712	$17,068
	Operating Margin:	6.9%		6.8%

CGS		$4,098	$402	$4,500
	Operating Margin:	10.6%		11.2%
CTS		$4,306	$(182)	$4,124
	Operating Margin:	10.3%		9.9%
CSS		$5,534	$101	$5,635
	Operating Margin:	23.8%		23.4%
Emerging Businesses		$13,938	$321	$14,259
	Operating Margin:	13.5%		13.5%

Company (Consolidated)		$30,294	$1,033	$31,327
	Operating Margin:	8.9%		8.8%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services) Emerging Businesses: CGS, CTS, and CSS

Methodology:	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rate for each underlying currency

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

YEAR-TO-DATE

(twelve- months end, December 31, 2015)

Revenue

		GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$913,272	$53,912	$967,184
	YoY Growth Rate:	-1.1%		4.7%

CGS		$129,021	$5,429	$134,450
	YoY Growth Rate:	11.8%		16.5%
CTS		$157,606	$518	$158,124
	YoY Growth Rate:	13.2%		13.6%
CSS		$86,856	$3,887	$90,743
	YoY Growth Rate:	36.4%		42.5%
Emerging Businesses		$373,483	$9,834	$383,317
	YoY Growth Rate:	17.3%		20.4%

Company (Consolidated)		$1,286,755	$63,746	$1,350,501
	YoY Growth Rate:	3.6%		8.8%

Operating Income

		Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$61,645	$12,989	$74,634
	Operating Margin:	6.7%		7.7%

CGS		$9,055	$1,778	$10,833
	Operating Margin:	7.0%		8.1%
CTS		$13,352	$(404)	$12,948
	Operating Margin:	8.5%		8.2%
CSS		$16,042	$495	$16,537
	Operating Margin:	18.5%		18.2%
Emerging Businesses		$38,449	$1,869	$40,318
	Operating Margin:	10.3%		10.5%

Company (Consolidated)		$100,094	$14,858	$114,952
	Operating Margin:	7.8%		8.5%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services) Emerging Businesses: CGS, CTS, and CSS

Methodology:	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rate for each underlying currency

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs